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PRESS RELEASE                                           TRADED:  NYSE
FOR IMMEDIATE RELEASE                                   SYMBOL:  ELK


FOR FURTHER INFORMATION:

Richard J. Rosebery                                     Harold R. Beattie, Jr.
Vice Chairman, Chief Financial                          Vice President, Finance
and Administrative Officer                              and Treasurer
(972) 851-0510                                          (972) 851-0523


               CYBERSHIELD SEES SALES AND EARNINGS FOR SECOND HALF
                      OF FISCAL 2001 BELOW EARLIER GUIDANCE

DALLAS, TEXAS, March 15, 2001 . . . . Elcor Corporation reported today that fiscal year 2001 sales and earnings at its Cybershield unit will likely fall short of previous guidance.

Richard J. Rosebery, Elcor's Vice Chairman, said, "Earlier guidance, based upon then current production requirements, envisioned that fiscal year 2001 sales and earnings of Cybershield would exceed the prior year by approximately one third, as the scheduled ramp-up of new cellular handset components, and other new products, was expected to provide significant sales and earnings momentum to the third and fourth quarters of the year ending June 30, 2001.

"Recently, many of our telecom customers have significantly reduced their production requirements in response to an excess accumulation of inventories in distribution channels. This resulted from the recent slowdown in the wireless telecommunication market. We expect that production requirements could remain abnormally low for several months as distribution channel inventories are reduced to a more appropriate level in relation to demand. While we still expect a positive second half contribution from the production of new products, it is likely that the incremental contribution of new products will be temporarily offset by reduced production of all products. Looking ahead to the longer term, we remain optimistic that Cybershield's unique "one stop" platform of multiple shielding technologies, and related subassembly and decorative painting services, will result in strong sales growth driven by continued customer diversification, increasing sales content per unit, and a continued expansion of Cybershield's service capabilities," he concluded.

Representing approximately 10% of Elcor's consolidated sales, Cybershield is the Western Hemisphere's leading supplier of shielded plastic components to the digital

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PRESS RELEASE
Elcor Corporation
March 15, 2001
Page 2



wireless cellular telephone industry, and an important supplier of shielding solutions to the telecommunications infrastructure, computer, bar coding and medical electronics industries. Cybershield and its subsidiaries comprise Elcor's Electronics Manufacturing Services business segment.

SAFE HARBOR PROVISIONS
In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including but not limited to its Form 10-K for the fiscal year ending June 30, 2000, and subsequent Forms 8-K and 10-Q.

                                 - - - - - - - -

Elcor, through its subsidiaries, manufactures roofing products and industrial products, and provides electronics manufacturing services. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Myerstown, Pennsylvania; Dallas and Ennis, Texas. Its electronics manufacturing services facilities are located in Canton, Georgia; Dallas and Lufkin, Texas; and its industrial products facilities are located in Cleveland, Ohio and Midland, Texas.